UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 3, 2025

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Sono Group N.V.
(Exact name of registrant as specified in its charter)

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The Netherlands	001-41066	98-1828632
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Waldmeisterstrasse 93, Munich, Germany	80935
(Address of principal executive offices)	(Zip Code)

+49 (0)89 4520 5818

(Registrant's telephone number, including area code)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Not Applicable	Not Applicable	Not Applicable

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Items.

On September 3, 2025, Sono Group N.V. (the “Company”) furnished an unaudited pro forma condensed consolidated balance sheet and statement of income as of and for the six months ended June 30, 2025 (the “Pro Forma Financial Information”) as part of the Company’s application for listing on the Nasdaq Capital Market (“Nasdaq”).

The Pro Forma Financial Information gives effect to the transactions contemplated by the following previously-disclosed agreements: (i) the securities purchase agreement (the “Securities Purchase Agreement”) entered into between the Company and YA II PN, Ltd. (“Yorkville”) on December 30, 2024, pursuant to which Yorkville committed to provide limited financing to the Company in the amount of $5,000,000 (the “Yorkville Commitment”) in the form of a new convertible debenture (the “Commitment Debenture”), subject to certain conditions and limitations, including the Company’s receipt of notice from Nasdaq that the Company has met all the applicable requirements for listing of the Company’s ordinary shares on Nasdaq, (ii) the exchange agreement (the “Exchange Agreement”) entered into between the Company and Yorkville on December 30, 2024, pursuant to which the Company agreed, subject to the satisfactions of certain conditions precedent, to issue 1,242 shares of preferred stock of the Company, each with a nominal value of €300 (the “Preferred Shares”), to Yorkville solely in exchange for the surrender and cancellation of all of the debentures held by Yorkville, including the Commitment Debenture, if issued, and the Advance Debentures (as defined below), (iii) the omnibus amendment to transaction documents entered into between the Company and Yorkville on February 12, 2025 (the “First Omnibus Amendment”), which provided for, among other things, an immediate advance of $1,000,000 of the Yorkville Commitment in the form of a $1,000,000 secured convertible debenture (the “First Advance Debenture”), (iv) the omnibus amendment to transaction documents entered into between the Company and Yorkville on March 7, 2025 (the “Second Omnibus Amendment”), which, among other things, modified the terms of the Exchange Agreement to amend the floor price provided for in the Exchange Agreement, (v) the omnibus amendment to transaction documents entered into between the Company and Yorkville on March 25, 2025 (the “Third Omnibus Amendment”), which provided for, among other things, a second immediate advance of $1,000,000 of the Yorkville Commitment in the form of a $1,000,000 secured convertible debenture (the “Second Advance Debenture”) and (vi) the omnibus amendment to transaction documents entered into between the Company and Yorkville on April 24, 2025 (the “Fourth Omnibus Amendment”), which provided for, among other things, a third immediate advance of $500,000 of the Yorkville Commitment in the form of a $500,000 secured convertible debenture (the “Third Advance Debenture”), (vii) the omnibus amendment to transaction documents entered into between the Company and Yorkville on May 26, 2025 (the “Fifth Omnibus Amendment” and together with the First Omnibus Amendment, the Second Omnibus Amendment, the Third Omnibus Amendment, and the Fourth Omnibus Amendment, the “Omnibus Amendments”), which provided for, among other things, a fourth immediate advance of $750,000 of the Yorkville Commitment in the form of a $750,000 secured convertible debenture (the “Fourth Advance Debenture” and together with the First Advance Debenture, the Second Advance Debenture and the Third Advance Debenture, the “Advance Debentures”).

As a final adjustment to net equity, Yorkville will add an additional $2,200,000 (€1,850,000) of secured convertible debenture subject to Nasdaq approving the Company’s requested uplisting to Nasdaq Capital Markets.

Additional information and background on the Securities Purchase Agreement, the Exchange Agreement, the Omnibus Amendments and the other agreements and transactions related thereto may be found in the Company’s Form 6-K filed with the Securities and Exchange Commission (“SEC”) on December 30, 2024 and the Company’s Form 8-Ks filed with the SEC on February 13, 2025, March 7, 2025, March 26, 2025, April 25, 2025 and May 26, 2025. The Company’s listing application has not yet been approved by Nasdaq, and there is no assurance that its listing application will be approved by Nasdaq.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit

99.1	Sono Group N.V. pro forma condensed consolidated balance sheet and statement of income as of and for the six months ended June 30, 2025

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sono Group N.V.

Dated: September 3, 2025	By:	/s/ George O’Leary
Name: George O’Leary
Title: Managing Director